UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Commission File Number: 333-124878

I.R.S. Employer Identification Number: 59-3796143

12200 Herbert Wayne Court, Suite 150 (28078)

P.O. Box 3145

Huntersville, North Carolina 28070-3145

Telephone: (704) 992-2000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 28, 2010, pursuant to an Agreement and Plan of Merger, dated as of April 20, 2010 (as amended and supplemented, the “Agreement”), among American Tire Distributors Holdings, Inc., a Delaware corporation (the “Company”), Accelerate Holdings Corp., a Delaware corporation (the “Buyer”), Accelerate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (“Merger Sub”), and Investcorp International, Inc., solely in its capacity as a representative of the stockholders, optionholders and warrantholders of the Company (the “Stockholders Representative”), Merger Sub merged with and into the Company, with the Company as the surviving corporation (the “Merger”). As a result of the Merger, the Company became a wholly owned subsidiary of the Buyer. The Buyer is controlled by affiliates of TPG Capital, L.P. (“TPG”).

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger, American Tire Distributors, Inc. (“ATD”), a wholly owned subsidiary of the Company, executed the Fifth Amended and Restated Credit Agreement (the “Amended ABL”). The Borrowers to the Amended ABL are ATD and certain of its subsidiaries. The Amended ABL provides for borrowings of up to $450.0 million, subject to borrowing base availability. The Amended ABL matures in November 2014.

The Company and ATD also entered into a Senior Notes Indenture, dated as of May 28, 2010, with The Bank of New York Mellon Trust Company, N.A., as Trustee, related to $250.0 million of 9.75% Senior Secured Notes due 2017, and a Senior Subordinated Notes Indenture, dated as of May 28, 2010, with The Bank of New York Mellon Trust Company, N.A., as Trustee, related to $200.0 million of 11.50% Senior Subordinated Notes due 2018.

Also in connection with the Merger, the indentures (the “Indentures”) relating to the Senior Floating Rate Notes due 2012 issued by ATD, the 10-3/4% Senior Notes due 2013 issued by ATD and the 13% Senior Discount Notes due 2013 issued by the Company (collectively, the “Existing Notes”) were amended and supplemented to eliminate most of the restrictive covenants and certain of the events of default and to modify the covenant regarding consolidations, merger and sales of assets contained in such Indentures.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, all of the Existing Notes were repurchased and cancelled and accordingly, the obligations of ATD and the Company under the Indentures relating to the Existing Notes have terminated.

Item 5.01	Change in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred as the Company merged with and into Merger Sub with the Company continuing as the surviving corporation and the Company becoming a wholly owned subsidiary of the Buyer. The disclosure under the Introductory Note is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the following directors of the Company resigned as of May 28, 2010: Richard P. Johnson, Joseph P. Donlan, Donald Hardie, James Hardymon, Christopher Laws, D. Randolph Peeler and David Tayeh. As of the effective time of the Merger, the board of directors of the Company consists of the following individuals: William E. Berry, David L. Dyckman and J. Michael Gaither.

Item 9.01	Financial Statements and Exhibits.

(d)	4.1	Senior Notes Indenture, dated as of May 28, 2010

	4.2	Senior Subordinated Notes Indenture, dated as of May 28, 2010

4.3	Supplemental Indenture, dated as of May 28, 2010, to the Indenture, dated as of March 31, 2005, relating to the Senior Floating Rate Notes due 2012

4.4	Supplemental Indenture, dated as of May 28, 2010, to the Indenture, dated as of March 31, 2005, relating to the 10-3/4% Senior Notes due 2013

4.5	Supplemental Indenture, dated as of May 28, 2010, to the Indenture, dated as of March 31, 2005, relating to the 13% Senior Discount Notes due 2013

10.1	Fifth Amended and Restated Credit Agreement, dated as of May 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/S/ DAVID L. DYCKMAN
David L. Dyckman
Executive Vice President and Chief Financial Officer

Date: June 2, 2010